EXHIBIT 99


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                               Sea Containers Ltd.
                         2,200,000 Class A Common Shares


                                            January 26, 2004


Mr. Robert M. Riggs
2 Wall Street
New York, New York 10005-2072

Dear Sir:

         Sea Containers Ltd., a Bermuda company ("Sea Containers"), proposes to file with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations adopted by the Commission thereunder, a Registration Statement on Form S-3 relating to the proposed offer and sale of up to 2,200,000 Class A Common Shares of Sea Containers (the "Shares") and 2,200,000 attached Rights to purchase Series A Junior Participating Preferred Shares (the "Rights"). The Shares and Rights are issuable from time to time in one or more public offerings. Such registration statement at the time it becomes effective, including all exhibits and documents incorporated therein by reference, is hereinafter referred to as the "Registration Statement." The term "Prospectus" as used herein means the prospectus constituting Part I of the Registration Statement at the time it becomes effective, or any amendment or supplement to such prospectus as filed with the Commission pursuant to Rule 424(b) or (c) under the Securities Act.

         Under Section 6(a) of the Securities Act, the Registration Statement is required to be signed by, among other persons, Sea Containers' duly authorized representative in the United States. Sea Containers has requested that you act as such duly authorized representative and that you sign the Registration Statement in such capacity, and you have agreed to so act and to sign the Registration Statement in such capacity on condition that Sea Containers furnish to you the indemnification provided for in this Agreement. Accordingly, in consideration of the foregoing, and in order to induce you to act as Sea Containers' duly authorized representative in the United States and to sign the Registration Statement in such capacity, Sea Containers hereby agrees to indemnify and hold you harmless against and from any and all losses, claims, damages and liabilities, joint or several (including, subject to the provisions of the next paragraph below, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which you or any such controlling person may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended, or other United States Federal or state statutory law or regulation, or under common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.



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         If you propose to assert the right to be indemnified under this
Agreement, you will, promptly after receipt of notice of commencement of any action, suit or proceeding against you in respect of which a claim for indemnification is to be made against Sea Containers hereunder, notify Sea Containers of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify Sea Containers of such action, suit or proceeding shall not relieve it from any liability which it may have to you otherwise than under this Agreement. In case any such action, suit or proceeding shall be brought against you and you shall notify Sea Containers of the commencement thereof, Sea Containers shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to you, and after notice from Sea Containers to you of its election so to assume the defense thereof, Sea Containers shall not be liable to you for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by you in connection with the defense thereof. You shall have the right to employ counsel in any such action, but the fees and expenses of such counsel shall be at your expense unless (i) your employment of counsel has been authorized by Sea Containers, or (ii) you shall have reasonably concluded that there may be a conflict of interest between Sea Containers and you in the conduct of the defense of such action (in which case Sea Containers shall not have the right to direct the defense of such action on your behalf), or (iii) Sea Containers shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Sea Containers. Sea Containers shall not be liable for the settlement of any action or claim effected without its consent.

         This Agreement has been and is made solely for the benefit of you and your legal representatives, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

         All notices and communications hereunder shall be in writing and mailed or delivered, or by telephone or telegraph if subsequently confirmed in writing, to you at 2 Wall Street, New York, New York 10005-2072 and to Sea Containers at 41 Cedar Avenue, P.O. Box HM 1179, Hamilton HM EX, Bermuda, Attention:
Secretary, with a copy to Sea Containers Services Ltd., 20 Upper Ground, London SE1 9PF England.

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         Please confirm that the foregoing correctly sets forth the agreement between us.

                                            Very truly yours,

                                            SEA CONTAINERS LTD.


                                            By: /s/ Edwin S. Hetherington_
                                                -------------------------
                                                 Edwin S. Hetherington
                                                 Vice President, General Counsel
                                                     and Secretary

CONFIRMED:


/s/ Robert M. Riggs
-------------------
Robert M. Riggs





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